THIS AGREEMENT shall be effective the 1st day of February, 2010.

AMONG:

DORAL ENERGY CORP., a Nevada corporation, having an address at 415 West Wall,
Suite 500 Midland, TX 79701

(hereinafter called the “Company")

OF THE FIRST PART

AND:

PAUL C. KIRKITELOS, of 111 N. Sepulveda Blvd., Suite 250, Manhattan Beach, CA 90266

(hereinafter called "Kirkitelos")

OF THE SECOND PART

WHEREAS Kirkitelos has advised the Company that he is resigning as an officer of the Company effective immediately,

NOW THEREFORE in consideration of Kirkitelos’ services rendered to date, of the Company’s outstanding obligations to Kirkitelos, and of the mutual covenants and agreements hereinafter provided, the parties have agreed and do hereby agree as follows:

1.                       The Company shall maintain Kirkitelos’ insurance coverage under the Company’s medical and dental benefits plans until February 29, 2012 at a level substantially the same as the coverage provided to Kirkitelos under such plans as of January 31, 2010.

2.                       The Company acknowledges and agrees to pay to Kirkitelos $60,000 in currently accrued but unpaid compensation for his services as an officer of the Company (the “Unpaid Compensation”). The Company acknowledges it has no defense to payment, nor any right of offset. In consideration of the foregoing, and of Kirkitelos’ forbearance in seeking legal remedies to collect this sum and waiver of all interest and penalties accrued as of January 31, 2010, concurrent with the execution of this agreement, the Company will and hereby does deliver to Kirkitelos and substitute for this debt a promissory note in the form attached as Exhibit A hereto (the “Note”).

3.                       Provided that:

(a)

the Company receives an opinion from the Company’s legal counsel that the restrictive legend (the “Legend”) endorsed on all share certificates representing shares of the Company’s common stock owned by Kirkitelos as of the date of this Agreement (the “Kirkitelos Restricted Shares”) may be removed pursuant to the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”);

(b)	the Kirkitelos Restricted Shares are owned by Kirkitelos or an entity controlled by Kirkitelos at the time the request to remove the Legend is received by the Company; and

(c)

Kirkitelos delivers to the Company such documentation, undertakings and other information as may reasonably be required by the Company’s legal counsel for the purpose of providing the opinion referred to in subsection 3(a);

Then the Company shall remove the Legend from all share certificates representing the Kirkitelos Restricted Shares, and shall not charge Kirkitelos for the costs associated therewith, including the cost of the opinion referred to in subsection 3(a). To the extent the legends properly may be removed from less than all the Kirkitelos Restricted Shares consistent with the foregoing conditions, the Company will have the legends removed from those shares and, at such later time as more Legends properly may be removed, will remove those Legends, with said process continuing until such time as all Legends have been removed.

4.                       Kirkitelos hereby releases, waives, and forever discharges the Company, its directors, officers, servants, agents, and attorneys (the “Company Releasees”) from each, every, any, and all claims, actions, causes of action, suits, debts, dues, sums of money, demands, and obligations, of every kind and nature whatsoever, existing at law or in equity, and whether known or unknown, suspected or unsuspected, that Kirkitelos has or may in the future have against the Company Releasees. The Company, for itself and its officers and directors, hereby releases, waives, and forever discharges Kirkitelos, together with his spouses, beneficiaries, successors in interest, devisees, agents, attorneys, and insurers, (the “Kirkitelos Releasees”) from each, every, any, and all claims, actions, causes of action, suits, debts, dues, sums of money, demands, and obligations, of every kind and nature whatsoever, existing at law or in equity, and whether known or unknown, suspected or unsuspected, that the Company has, or may in the future have against the Kirkitelos Releasees or any of them. Nothing in this paragraph 4 shall release any claim, right, action, or cause of action arising out of this Agreement.

5.                       With respect to the forgoing general releases, the parties each acknowledge and waive all their rights under California Civil Code § 1542, and all like laws and rules that apply or may apply. §1542 provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

6.                       The parties, on behalf of themselves and their respective Releasees, each covenant not to sue the other on any claim released or purported to be released by this agreement.

7.                       The company agrees, and affirms its obligation to, defend and indemnity Kirkitelos with respect to his actions as an officer and director of the Company to the full extent allowed by applicable law. The company represents that it has taken all action required to authorize this indemnity, include any amendments of its articles of incorporation and/or corporate bylaws.

8.                       Kirkitelos acknowledges that this Agreement has been prepared by O’Neill Law Group PLLC acting on behalf of the Company only and that he has been advised to obtain independent legal advice, and has done so.

9.                       This Agreement supersedes any prior written or oral statements, agreements, negotiations, and understandings between the parties relating to the subject matter hereof.

10.                     No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of all parties hereto.

11.                     A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

12.                     This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

13.                     This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors and permitted assigns.

14.                     Because Kirkitelos was employed by the Company in the State of California, the laws of the State of California govern. Jurisdiction and venue shall be proper only in the state and federal courts located in Los Angeles County, California.

15.                     The signatories below each personally represent and warrant that he or she has the legal authority to enter into this agreement on behalf of the person on whose behalf he or she signs. All parties represent they have not sold, assigned, transferred, or hypothecated any claim released or purported to be released hereby. Each agrees to defend, indemnify, and hold the other harmless of, from, and against all assertions by any party or third party of a claim that was released or purported to be released from this agreement. The Company represents that it has completed all corporate formalities required to authorize the signatory below to bind it to this agreement.

16.                     This agreement may be executed in counterparts, each constituting an original and all together constituting one and the same agreement. Faxed, scanned, and digital signatures shall be effective as original signatures.

17.                     In any litigation to enforce this agreement, the prevailing party shall recover its reasonable attorney’s fees and costs.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

DORAL ENERGY CORP.
by its authorized signatory:

/s/ Paul C. Kirkitelos	/s/ E. Willard Gray, II
PAUL C. KIRKITELOS	E. WILLARD GRAY, II
Chief Executive Officer

EXHIBIT A

SAMPLE PROMISSORY NOTE

$60,000 (U.S.)	Midland, Texas

February 1, 2010

FOR VALUE RECEIVED, the undersigned promises to pay on demand to the order of PAUL C. KIRKITELOS the aggregate principal sum of $60,000, together with interest thereon at the rate hereinafter provided.

Interest on the unpaid balance of the aforesaid principal amount shall be paid at a rate equal to five percent (5%) per annum, calculated annually not in advance from the date hereof and payable both before and after maturity, default and judgment with interest on overdue interest at the said rate. Interest at the aforesaid rate shall be payable annually on August 1 of each year.

Extension of time of payment of all or any part of the amount owing hereunder at any time or times or failure of the holder hereof to enforce any of its rights or remedies hereunder or under any instrument securing this note or any releases or surrender of property shall not release any party hereof and shall not constitute a waiver of the rights of the holder hereof to enforce such rights and remedies thereafter.

The Company waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The Company agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by the Payee and in every case payment will be made to the holder of this Promissory Note instead of the Payee upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Payee or by any equities existing between the undersigned and the Payee and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

EXECUTED effective the 1st day of February, 2010 in Midland, Texas.

DORAL ENERGY CORP.
by its authorized signatory:

________________________________
E. Willard Gray, II
Chief Executive Officer